Exhibit No. EX-99.a.13

                                 GAM FUNDS, INC.

                            CERTIFICATE OF CORRECTION


          GAM FUNDS, INC., a Maryland corporation having its principal office in Maryland in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:   The  title  of  the  document  being  corrected  is  Articles
Supplementary.

          SECOND: The name of the part to the document being corrected is GAM Funds, Inc.

          THIRD: The date that the document being corrected was filed is December 15, 1995.

          FOURTH; The following provisions of the Articles Supplementary are hereby corrected as follows:

          1. Article FIRST of the Articles Supplementary which now reads with respect to shares designated GAM International Fund Class A, GAM Mid-Cap U.S. Fund Class A, and GAM Mid-Cap U.S. Fund Class D as follows:

      "DESIGNATIONS                                         NUMBER OF SHARES
      -------------                                         ----------------

      GAM International Fund Class A                           12,500,000
      ............................................         ..................
      GAM Mid-Cap U.S. Fund Class A                            12,500,000
      GAM Mid-Cap U.S. Fund Class D                            12,500,000"

is corrected with respect to the shares so designated to read as follows:

      "DESIGNATIONS                                         NUMBER OF SHARES
      -------------                                         ----------------

      GAM International Fund Class A                           27,500,000
      .............................................        .................
      GAM Mid-Cap U.S. Fund Class A                             5,000,000
      GAM Mid-Cap U.S. Fund Class D                             5,000,000"

          2. Article SECOND of the Articles Supplementary which now reads in pertinent part as follows with respect to the increased number of shares designated GAM International Fund Class A, GAM Mid-Cap U.S. Fund Class A, and GAM Mid-Cap U.S. Fund Class D:

          "As increased, the Corporation is authorized to issue Four Hundred Million (400,000,000) shares of capital stock, par value $0.001 per share, having an aggregate par value of Four Hundred Thousand Dollars ($400,000), as follows:

          "DESIGNATIONS                                       NUMBER OF SHARES
          -------------                                       ----------------

          GAM International Fund Class A                        25,000,000
          .........................................         ..................
          GAM Mid-Cap U.S. Fund Class A                         25,000,000
          GAM Mid-Cap U.S. Fund Class D                         25,000,000"

is corrected with respect to the shares so designated to read in pertinent part:

          "As increased, the Corporation is authorized to issue Four Hundred Million (400,000,000) shares of capital stock, par value $0.001 per share, having an aggregate par value of Four Hundred Thousand Dollars ($400,000), as follows:

          "Designations                                         Number of Shares

          GAM International Fund Class A                           40,000,000
          ............................................         ................
          GAM Mid-Cap U.S. Fund Class A                            17,500,000
          GAM Mid-Cap U.S. Fund Class D                            17,500,000"

          FIFTH: This Certificate of Correction does not revise the total number of authorized shares of the Corporation.

          IN WITNESS WHEREOF, GAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on February 22, 1996.

WITNESS:                                    GAM FUNDS, INC.


/s/ Mary Moran Zeven, Secretary             By:/s/ Kevin J. Blanchfield
---------------------------------              ---------------------------------
Mary Moran Zeven, Secretary                      Kevin J. Blanchfield
                                                 Vice President

          THE UNDERSIGNED, Vice President of GAM Funds, Inc., who executed on behalf of the Corporation this Certificate of Correction hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to authorization and approval are true in all material respects under the penalties of perjury.


                                            /s/ Kevin J. Blanchfield
                                            ------------------------------------
                                            Kevin J. Blanchfield
                                            Vice President


                                     - 3 -